UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 8, 2007

Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297 (Commission File Number)		88-0450923 (IRS Employer Identification No.)
5804 E. Slauson Ave., Commerce, CA 90040 (Address of Principal Executive Offices and zip code)

(323) 725-5555
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2007, Marshall Geller notified the Registrant’s board of directors of his resignation as a member of the Registrant’s board of directors.

On May 8, 2007, the Registrant elected Harry Haralambus and Leonard Hecht as new members of its board of directors. Each of Messrs. Haralambus and Hecht will receive annual compensation of $15,000 and were granted 75,000 options on May 8, 2007 exercisable at $1.98 per share of which 1/3 will vest on the date of grant and the remaining 2/3 will vest in equal annual installments over the next two years. Mr. Hecht will also serve as a member of the Audit Committee, Compensation Committee and Governance and Nominating Committee of the Registrant’s board of directors and will serve as the chairman of the Governance and Nominating Committee.

Mr. Haralambus is currently President of the Lambus Group which specializes in international consulting, distribution and licensing for apparel products. Mr. Haralambus has in the past been associated with such high-end brands as Joe’s Jeans, Earl Jean, Guess, Kate Spade and Ralph Lauren. He also manages a group of affiliated privately held companies related to the apparel industry, accessories, cosmetics and perfume, real estate, licenses and franchises. Mr. Haralambus is a board member of a number of privately held companies, including Simple Beauty UK Limited, The Lambus Corporation and American Rag Cie. He graduated from the University of Cape Town, South Africa with majors in business and law.

Mr. Hecht joins the Registrant with over 45 years of management experience, primarily in turnarounds, acquisitions and divestitures, strategic planning and general management consulting. Mr. Hecht has served as the Founder and President of Chrysalis Capital Group, an investment banking firm specializing in mergers and acquisitions, private placements of debt and equity securities, and strategic partnering since 1994. Prior to forming Chrysalis Capital Group, Mr. Hecht served as a Managing Director of Houlihan Lokey Howard & Zukin in the Technology Assessment Group from 1987 to 1993. Prior thereto, Mr. Hecht held various executive level positions with Quantech Electronics Corp., The Donalen Group, Inc. and Xerox Development Corporation. Mr. Hecht received his B.B.A. from City College of New York and attended New York University, School of Law.

Prior to their appointment as members of the Registrant’s board of directors, neither Mr. Haralambus nor Mr. Hecht had any material relationship with the Registrant and no such relationship is currently proposed. Neither Mr. Haralambus nor Mr. Hecht has any family relationships with any of the Registrant’s other directors or executive officers.

The Registrant issued a press release announcing the appointment of Messrs. Haralambus and Hecht as new members of its board of directors. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits.

99.1	Press Release issued by the Registrant on May 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Holdings, Inc.

Date: May 14, 2007	By:	/s/ Larry Jacobs
Larry Jacobs Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Registrant on May 14, 2007.